        1                                                            EXHIBIT 1
                                  WICOR, Inc. and Subsidiaries
                                Consolidating Statement of Income
                                  Year Ended December 31, 1998

(Thousands of Dollars)                                    WICOR
                                           Wisconsin     Energy                 WICOR      Eliminations
                                 WICOR,       Gas       Services  FieldTech, Industries,       and
                                  Inc.      Company     Company      Inc.        Inc.    Reclassifications Consolidated
                              ----------- ----------- ----------- ---------- ----------- ----------------- -------------
Revenues:
  Operating revenues          $        -  $  428,562  $   44,093  $   8,834  $  462,694  $              -  $    944,183
  Equity in earnings of
    subsidiary companies          45,344           -           -          -           -           (45,344)            -
                              ----------- ----------- ----------- ---------- ----------- ----------------- -------------
                                  45,344     428,562      44,093      8,834     462,694           (45,344)      944,183
Costs and Expenses:           ----------- ----------- ----------- ---------- ----------- ----------------- -------------
  Cost of gas sold                     -     252,181      43,420          -           -                 -       295,601
  Manufacturing cost of sales          -           -           -          -     329,248                 -       329,248
  Operating and maintenance        1,770      87,571       1,372      9,346      90,615                 -       190,674
  Depreciation
    and amortization                   -      33,568          47         59       1,364                 -        35,038
  Taxes, other
    than income taxes                  -       9,038           -          -           1                 -         9,039
                              ----------- ----------- ----------- ---------- ----------- ----------------- -------------
                                   1,770     382,358      44,839      9,405     421,228                 -       859,600
                              ----------- ----------- ----------- ---------- ----------- ----------------- -------------
Operating Income                  43,574      46,204        (746)      (571)     41,466           (45,344)       84,583
                              ----------- ----------- ----------- ---------- ----------- ----------------- -------------
Interest Expense                     (25)    (12,448)       (309)      (147)     (4,422)              605       (16,746)
Other Income and Expense           1,861       2,125          26        (25)        324              (605)        3,706
                              ----------- ----------- ----------- ---------- ----------- ----------------- -------------
                                   1,836     (10,323)       (283)      (172)     (4,098)                -       (13,040)
                              ----------- ----------- ----------- ---------- ----------- ----------------- -------------
Income Before Income Taxes        45,410      35,881      (1,029)      (743)     37,368           (45,344)       71,543
Income Taxes                         (85)     13,213        (359)      (250)     13,529                 -        26,048
                              ----------- ----------- ----------- ---------- ----------- ----------------- -------------
Net Income                    $   45,495  $   22,668  $     (670) $    (493) $   23,839  $        (45,344) $     45,495
                              =========== =========== =========== ========== =========== ================= =============

                                        WICOR,  Inc. and Subsidiaries
                                         Consolidating Balance Sheet
                                               December 31, 1998
[CAPTION]

                                                                 WICOR
                                                    Wisconsin   Energy                 WICOR       Elim.
                                          WICOR,       Gas     Services   FieldTech, Industries     and
Assets         (Thousands of Dollars)      Inc.      Company    Company      Inc.       Inc.      Reclass.  Consolidated
--------------------------------------  ---------- ----------- ---------- ---------- ---------- ----------- ------------
Current Assets:
   Cash and cash equivalents            $      63   $   6,690  $     261   $   (187)  $  6,556  $        -  $    13,383
   Accounts receivable, less allowance
     for doubtful accounts of $15,364*          -      39,580        706      3,898     93,137           -      137,321
   Accounts receivable - intercompany      12,973       1,443          -          -          -     (14,416)           -
   Accrued utility revenues                     -      42,524      4,959          -          -           -       47,483
   Gas in storage                               -      36,751        168          -          -           -       36,919
   Manufacturing inventories                    -           -          -          -     86,312           -       86,312
   Deferred income taxes                        -      12,579          -          -      4,616           -       17,195
   Prepayments and other                       22       9,400      1,835         56      4,229           -       15,542
                                        ---------- ----------- ---------- ---------- ---------- ----------- ------------
                                           13,058     148,967      7,929      3,767    194,850     (14,416)     354,155
                                        ---------- ----------- ---------- ---------- ---------- ----------- ------------
 Investments - Associated Companies       400,267           -          -          -          -    (400,267)           -
                                        ---------- ----------- ---------- ---------- ---------- ----------- ------------
 Property, Plant and Equipment, at cost         -     828,748        191        347    153,381           -      982,667
 Less - Accumulated Depreciation                -     448,270        144        129     86,459           -      535,002
                                        ---------- ----------- ---------- ---------- ---------- ----------- ------------
                                                -     380,478         47        218     66,922           -      447,665
                                        ---------- ----------- ---------- ---------- ---------- ----------- ------------
 Deferred Charges and Other:
   Regulatory assets                            -      59,319          -          -          -           -       59,319
   Deferred income taxes                        -           -          -          -          -           -            -
   Prepaid pensions                             -      42,396          -          -      7,615           -       50,011
   Systems development costs                    -      12,901          -          -          -           -       12,901
   Goodwill                                     -           -          -          -     67,552           -       67,552
   Other                                    1,096       8,434        473      1,109     12,481           -       23,593
                                        ---------- ----------- ---------- ---------- ---------- ----------- ------------
                                            1,096     123,050        473      1,109     87,648           -      213,376
                                        ---------- ----------- ---------- ---------- ---------- ----------- ------------
                                        $ 414,421  $  652,495  $   8,449  $   5,094  $ 349,420  $ (414,683) $ 1,015,196
                                        ========== =========== ========== ========== ========== =========== ============

* Refers to consolidated information.
                               WICOR, Inc. and Subsidiaries
                               Consolidating Balance Sheet
                                    December 31, 1998
[CAPTION]

                                                                 WICOR
                                                    Wisconsin    Energy                WICOR       Elim.
      (Thousands of Dollars)              WICOR,       Gas      Services  FieldTech, Industries     and
Liabilities and Capitalization             Inc.      Company     Company     Inc.       Inc.      Reclass.  Consolidated
-------------------------------------   ---------- ----------- ---------- ---------- ---------- ----------- ------------
Current Liabilities:
  Accounts payable                      $       -  $   36,844  $   4,797  $     238  $  28,121  $        -  $    70,000
  Refundable gas costs                          -      18,570          -          -          -           -       18,570
  Accounts payable - intercompany           1,442       1,003      5,185      5,261      1,525     (14,416)           -
  Short-term borrowings                         -      65,000          -          -     42,653           -      107,653
  Current portion of long-term debt             -       2,000          -          -      1,528           -        3,528
  Accrued payroll and benefits                  -       9,064          -          -     11,426           -       20,490
  Accrued taxes                               877       1,675          -       (500)     5,833           -        7,885
  Other                                       314       2,407         75          -     13,728           2       16,526
                                        ---------- ----------- ---------- ---------- ---------- ----------- ------------
                                            2,633     136,563     10,057      4,999    104,814     (14,414)     244,652
Deferred Credits:                       ---------- ----------- ---------- ---------- ---------- ----------- ------------
  Regulatory liabilities                        -      32,153          -          -          -           -       32,153
  Deferred income taxes                      (142)     40,375       (106)       (56)     8,994           -       49,065
  Unamortized investment tax credit             -       6,357          -          -          -           -        6,357
  Environmental remediation costs               -       7,922          -          -      3,293           -       11,215
  Postretirement benefit obligation             -      44,741          -          -     15,886           -       60,627
  Other                                     1,248      12,199         95         14      5,659           2       19,217
                                        ---------- ----------- ---------- ---------- ---------- ----------- ------------
                                            1,106     143,747        (11)       (42)    33,832           2      178,634
Capitalization:                         ---------- ----------- ---------- ---------- ---------- ----------- ------------
  Long-term debt                            2,807     158,839          -          -     26,824           -      188,470
  Redeemable preferred stock                    -           -          -          -          -           -            -
  Common equity:
    Common stock                           37,359           9          -        600          1        (610)      37,359
    Other paid-in capital                 216,821     120,888        100          -    161,951    (282,939)     216,821
    Retained earnings                     160,937      94,673     (1,662)      (463)    27,430    (119,978)     160,937
    Unearned compensation                  (3,772)          -          -          -          -           -       (3,772)
    Accum. other comprehensive income      (3,470)     (2,224)       (35)         -     (5,432)      3,256       (7,905)
                                        ---------- ----------- ---------- ---------- ---------- ----------- ------------
    Shareholder equity                    407,875     213,346     (1,597)       137    183,950    (400,271)     403,440
                                        ---------- ----------- ---------- ---------- ---------- ----------- ------------
                                          410,682     372,185     (1,597)       137    210,774    (400,271)     591,910
                                        ---------- ----------- ---------- ---------- ---------- ----------- ------------
                                        $ 414,421  $  652,495  $   8,449  $   5,094  $ 349,420  $ (414,683) $ 1,015,196
                                        ========== =========== ========== ========== ========== =========== ============

                                        WICOR, Inc. and Subsidiaries
                                Consolidating Statement of Retained Earnings
                                              December 31, 1998
                                           (Thousands of Dollars)


                                                          WICOR
                                            Wisconsin     Energy     Field-      WICOR       Elim.
                                 WICOR,        Gas       Services     Tech,    Industries     and
                                  Inc.       Company     Company      Inc.        Inc.      Reclass.   Consolidated
                              -----------  -----------  ----------  ---------  ----------  ----------  -------------
Balance - Beginning of Year   $  147,903   $   96,005   $    (992)  $     30   $  11,591   $(106,634)  $    147,903

              Net income          45,495       22,668        (670)      (493)     23,839     (45,344)        45,495
                              -----------  -----------  ----------  ---------  ----------  ----------  -------------
                                 193,398      118,673      (1,662)      (463)     35,430    (151,978)       193,398


  Deduct:


      Common stock dividends,
      $0.87 per share*            32,461       24,000           -          -       8,000     (32,000)        32,461
                              -----------  -----------  ----------  ---------  ----------  ----------  -------------
                                  32,461       24,000           -          -       8,000     (32,000)        32,461
                              -----------  -----------  ----------  ---------  ----------  ----------  -------------
Balance - End of Year         $  160,937   $   94,673   $  (1,662)  $   (463)  $  27,430   $(119,978)  $    160,937
                              ===========  ===========  ==========  =========  ==========  ==========  =============

 * Refers to consolidated information which reflects a two-for-one stock-split effective in May 1998.